                                                                    Exhibit 4


                                                             [CONFORMED COPY]


                      AMENDMENT NO. 2 TO CREDIT AGREEMENT

        AMENDMENT dated as of November 30, 1995 among LITTON INDUSTRIES, INC. (the "Borrower"), the BANKS listed on the signature pages hereof (the "Banks"), MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent (the "Agent") and WELLS FARGO BANK, N.A., as Co-Agent (the "Co-Agent"):

                             W I T N E S S E T H :

        WHEREAS, the parties hereto have heretofore entered into an Amended and Restated Credit Agreement dated as of December 22, 1994 (as heretofore amended, the "Agreement"); and

        WHEREAS, the parties hereto desire to amend the Agreement to extend the term thereof and to modify the rates of interest and fees payable thereunder.

        NOW, THEREFORE, the parties hereto agree as follows:

        SECTION 1. Definitions; References. Unless otherwise specifically defined herein, each term used herein which is defined in the Agreement shall have the meaning assigned to such term in the Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Agreement shall from and after the date hereof refer to the Agreement as amended hereby.

        SECTION 2. Amendment of Section 1.01 of the Agreement. Section 1.01 of the Agreement is amended by replacing the date "December 22, 1999" in the definition of Termination Date with the date "December 22, 2000."

        SECTION 3. Pricing Schedule. The Agreement is further amended by replacing the existing Pricing Schedule with the attached Pricing Schedule.

        SECTION 4. Representations and Warranties. The Borrower hereby represents and warrants that as of the date hereof and after giving effect hereto:

        (a)  no Default under the Agreement has occurred and is continuing; and

        (b) each representation and warranty of the Borrower set forth in the Agreement is true and correct as though made on and as of this date.

        SECTION 5. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

        SECTION 6. Counterparts; Conditions to Effectiveness. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment shall become effective as of the date hereof when the Agent shall have received duly executed counterparts hereof signed by the Borrower and all of the Banks (or, in the case of any party as to which an executed counterpart shall not have been received, the Agent shall have received telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party).

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

                                                LITTON INDUSTRIES, INC.

                                                By:  /s/ Timothy G. Paulson
                                                    ---------------------------
                                                    Title:  Vice President and
                                                            Treasurer

                                        MORGAN GUARANTY TRUST COMPANY
                                          OF NEW YORK

                                        By: /s/ Diana H. Imhof
                                           --------------------------------
                                           Title: Vice President


                                        BANK OF AMERICA NATIONAL TRUST AND
                                          SAVINGS ASSOCIATION

                                        By: /s/ Lori Y. Kannegieter
                                           --------------------------------
                                           Title: Vice President


                                        THE BANK OF NEW YORK

                                        By: /s/ Craig J. Rethmeyer
                                           --------------------------------
                                           Title: Vice President


                                        CHEMICAL BANK

                                        By: /s/ James B. Treger
                                           --------------------------------
                                           Title: Vice President


                                        UNION BANK OF SWITZERLAND,
                                          Los Angeles Branch

                                        By: /s/ James I. Chu
                                           --------------------------------
                                           Title: Assistant Vice
                                                  President

                                        By: /s/ L. Scott Summers
                                           --------------------------------
                                           Title: Vice President

                                     WELLS FARGO BANK, N.A.


                                     By: /s/ Craig T. Ingram
                                         ---------------------------------
                                         Title: Vice President


                                     THE BANK OF NOVA SCOTIA


                                     By: /s/ M. Van Otterloo
                                         ---------------------------------
                                         Title: Senior Relationship
                                                Manager


                                     CIBC INC.


                                     By: /s/ Paul M. Mohme
                                         ---------------------------------
                                         Title: Associate Director


                                     CREDIT SUISSE


                                     By: /s/ Stephen M. Flynn
                                         ---------------------------------
                                         Title: Member of Senior
                                                Management


                                     By: /s/ Deborah A. Shea
                                         ---------------------------------
                                         Title: Associate


                                     DRESDNER BANK AG


                                     By: /s/ Jon M. Bland
                                         ---------------------------------
                                         Title: Senior Vice President


                                     By: /s/ Barbara J. Readick
                                         ---------------------------------
                                         Title: Vice President

                                        MELLON BANK, N.A.

                                        By: /s/  Lawrence C. Ivey
                                            -----------------------------------
                                            Title:  Vice President


                                        NATIONSBANK OF TEXAS, N.A.

                                        By: /s/  Tom F. Scharfenberg
                                            -----------------------------------
                                            Title:  Vice President


                                        SWISS BANK CORPORATION,
                                          San Francisco Branch

                                        By: /s/  Jamie Dillon
                                            -----------------------------------
                                            Title:  Director -
                                                    Merchant Banking

                                        By: /s/  Hans-Ueli Surber
                                            -----------------------------------
                                            Title:  Executive Director -
                                                    Merchant Banking


                                        BANK OF HAWAII

                                        By: /s/  D. Edward Wohlleb
                                            -----------------------------------
                                            Title:  Vice President


                                        FIRST INTERSTATE BANK OF
                                          CALIFORNIA

                                        By: /s/  Daniel H. Hom
                                            -----------------------------------
                                            Title:  Vice President

                                        NBD BANK, N.A.

                                        By: /s/ James R. Frye
                                           --------------------------------
                                           Title: First Vice President


                                        THE NORTHERN TRUST COMPANY

                                        By: /s/ James F.T. Monhart
                                           --------------------------------
                                           Title: Vice President


                                        TORONTO DOMINION (TEXAS), INC.

                                        By: /s/ Frederick B. Hawley
                                           --------------------------------
                                           Title: Vice President


                                        MORGAN GUARANTY TRUST COMPANY
                                          OF NEW YORK, as Agent

                                        By: /s/ Diana H. Imhof
                                           --------------------------------
                                           Title: Vice President


                                        WELLS FARGO BANK, N.A.,
                                          as Co-Agent

                                        By: /s/ Craig T. Ingram
                                           --------------------------------
                                           Title: Vice President

                               PRICING SCHEDULE

        The "Euro-Dollar Margin", "CD Margin" and "Facility Fee Rate" for any day are the respective percentages set forth below in the applicable row under the column corresponding to the Status that exists on such day:

               Level     Level     Level     Level      Level
  Status         I        II        III       IV          V
-------------------------------------------------------------
Euro Dollar     .16%      .20%       .30%     .375%      .50%
Margin
-------------------------------------------------------------
CD Margin      .285%     .325%      .425%      .50%     .625%
-------------------------------------------------------------
Facility Fee    .09%      .10%      .125%     .175%      .25%
Rate
-------------------------------------------------------------

        For purposes of this Schedule, the following terms have the following meanings:

        "D&P" means Duff & Phelps Credit Rating Co., and its successors.

        "Level I Status" exists at any date if, at such date, the Borrower's long-term debt is rated A-/A3 or higher by at least two Rating Agencies.

        "Level II Status" exists at any date if, at such date, (i) the Borrower's long-term debt is rated BBB+/Baa1 or higher by at least two Rating Agencies and (ii) Level I Status does not exist at such date.

        "Level III Status" exists at any date if, at such date, (i) the Borrower's long-term debt is rated BBB/Baa2 or higher by at least two Rating Agencies and (ii) neither Level I Status nor Level II Status exists at such date.

        "Level IV Status" exists at any date if, at such date, (i) the Borrower's long-term debt is rated BBB-/Baa3 or higher by at least two Rating Agencies and (ii) none of Level I Status, Level II Status or Level III Status exists at such date.

        "Level V Status" exists at any date, if at the close of business on such date, none of Level I Status,

Level II Status, Level III Status and Level IV Status exists.

        "Moody's" means Moody's Investors Service, Inc., and its successors.

        "Rating Agencies" means D&P, Moody's and S&P.

        "S&P" means Standard & Poor's Ratings Group, and its successors.

        "Status" refers to the determination of which of Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status exists at any date.

        The credit ratings to be utilized for purposes of determining a Status hereunder are those assigned to the senior unsecured long-term debt of the Borrower without third-party credit enhancement, and any rating assigned to any other debt of the Borrower shall be disregarded; provided that if at any time the Borrower's senior unsecured long-term debt is rated by exactly two Rating Agencies and the ratings assigned to such debt by such two Rating Agencies are more than one full rating category apart, Status shall be determined based on a rating one category higher than the lower of such two ratings (e.g., if the S&P rating is BBB+, the Moody's rating is Baa3 and there is no D&P rating, then Level III Status shall exist); provided further that if at any time the Borrower's senior unsecured long-term debt, without third party credit enhancement, is not rated by at least two Rating Agencies, then Status shall be Level V Status. The rating in effect at any date is that in effect at the close of business on such date.



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